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                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             FIRSTMERIT CORPORATION
                              As of April 21, 1999

         FIRST: The name of the Corporation shall be FIRSTMERIT CORPORATION.

         SECOND: The place in Ohio where its principal office is to be located is in the City of Akron in Summit County, but the Corporation may establish and maintain its principal office, or other offices, at other places in the United States of America, as its Board of Directors may, from time to time, determine.

         THIRD: The purposes for which the Corporation is formed are as follows:

                  (a) To engage in business as a "bank holding company" in accordance with the provisions of The Bank Holding Company Act of 1956 (Pub. Law 511, 84th Cong. 2d Sess., approved May 9, 1956), as amended (hereinafter referred to as the "Act"), and in furtherance thereof to purchase or otherwise acquire, own, hold for investment and otherwise deal with or dispose of real and personal property of every kind, type and description, wherever situated, and securities, including but not limited to its own securities and the securities of "banks," "companies" and other "bank holding companies," as those terms are defined in the Act, to render services and otherwise engage in any and all activities pertinent and appropriate to the operation of a bank holding company; provided, however, that the Corporation shall not own or hold properties or securities, render any services or engage in any activities which are prohibited by the Act, or the regulations promulgated by the Board of Governors of the Federal Reserve System thereunder, as amended from time to time.

                  For the purpose of this paragraph, "securities" shall mean any and all stocks, bonds, debentures, notes, acceptances, evidences of indebtedness or other obligations, certificates of interest or participation in any property or ventures, scrip, interim receipts, voting trust certificates, any interests or instruments commonly known as securities, and any and all certificates of interest or participation in, or of deposit of, any of the foregoing, or receipts for, guaranties of, or warrants or rights to subscribe for or purchase the same.

                  (b) In general, to engage in any other lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code to the extent that such act or activity is not prohibited by the Act, or the regulations promulgated thereunder, as amended from time to time.


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         FOURTH:

         PART A. CLASSES OF STOCK

         The maximum number of shares which the Corporation is authorized to issue and to have outstanding at any time shall be Three Hundred and Seven Million, which shall be classified as follows:

                  (a) Three Hundred Million (300,000,000) of said shares shall be Common Stock, without par value; and

                  (b) Seven Million (7,000,000) of said shares shall be Series Preferred Stock without par value (no par value Preferred Stock).

         PART B. EXPRESS TERMS OF NO PAR VALUE PREFERRED STOCK

         The express terms and provisions of the no par value Preferred Stock shall be as follows:

         SECTION 1. DESIGNATION. All shares of no par value Preferred Stock shall be of equal rank and shall be identical except in respect to the particulars as may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical in all respects with all other shares of such series, except as to the date from which dividends are cumulative.

         The Board of Directors is hereby authorized in respect of any unissued shares of no par value Preferred Stock to fix or change:

                  (a) The division of such shares into series, the designation of each series (which may be by distinguishing number, letter or title) and the authorized number of shares in each series, which number may be increased (except where otherwise provided by the Board of Directors in creating the series) or decreased (but not below the number of shares thereof outstanding) by like action of the Board of Directors;

                  (b) The annual dividend rates of each series;

                  (c) The dates at which dividends, if declared, shall be payable;

                  (d) The redemption rights and price or prices, if any, for shares of the series;

                  (e) The terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

                  (f) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                  (g) Whether the shares of the series shall be convertible into Common Stock and, if so, the conversion price or prices and the adjustments thereof, if any, and all other terms and conditions upon which such conversion may be made; and

                  (h) Restrictions on the issuance of shares of the same series or of any other class or series.



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         SECTION 2. DIVIDENDS AND DISTRIBUTIONS. The holders of the no par value
Preferred Stock of each series shall be entitled to receive out of any funds legally available for no par value Preferred Stock as and when declared by the Board of Directors, dividends in cash at the rate for such series fixed by the Board of Directors in the manner set forth in Section 1 hereof and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date of issuance thereof. No dividends may be paid or declared or set apart for any of the no par value Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all no par value Preferred Stock, of all series then issued and outstanding and entitled to receive such dividend.

         SECTION 3. CERTAIN RESTRICTIONS. In no event, so long as any no par value Preferred Stock shall be outstanding, shall any dividends, except a dividend payable in Common Stock, be paid or declared or any distribution be made, except as aforesaid, on the Common Stock, nor shall any Common Stock be purchased, retired or otherwise acquired by the corporation:

                  (a) Unless all accrued and unpaid dividends on no par value Preferred Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid, or a sum sufficient for payment thereof set apart; and

                  (b) Unless there shall be no arrearages with respect to the redemption of no par value Preferred Stock of any series from any Sinking Fund provided for shares of such series by the Board of Directors in the manner set forth in Section 1 hereof.

         SECTION 4. LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) Subject to the provisions hereof, the holders of the no par value Preferred Stock of any series shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, be entitled to receive in full out of the assets of the corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock the amounts fixed with respect to shares of such series in accordance with the decision of the Board of Directors in the manner set forth in Section 1 hereof plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amounts due pursuant to such liquidation, dissolution or winding up of the affairs of the corporation.

                  (b) The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property of the corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 4.

         SECTION 5. VOTING RIGHTS. Except as provided in Part C or D of this Article Fourth of these Amended and Restated Articles of Incorporation, the holders of no par Preferred Stock shall be entitled at all times to one (1) vote for each share; and, except as required by law, the holders of such no par value Preferred Stock and the holders of Common Stock of the corporation shall vote together as one (1) class on all matters.

         PART C. SERIES A PREFERRED STOCK


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         SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be eight hundred thousand (800,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

                  (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, no par value, (the "Common Stock") of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 or (ii) subject to the provision for adjustment hereinafter set forth 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this
         Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly


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         Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         SECTION 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         SECTION 4. CERTAIN RESTRICTIONS.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends, or make any other
                  distributions, on any shares of


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                  stock ranking junior (either as to dividends or upon
                  liquidation, dissolution or winding up) to the Series A Preferred Stock;

                           (ii) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                           (iv) redeem or purchase or otherwise acquire for
                  consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         SECTION 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made


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ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

         SECTION 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         SECTION 10. AMENDMENT. The Amended and Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special Rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         PART D. 6 1/2% CUMULATIVE CONVERTIBLE PREFERRED STOCK SERIES B, NO PAR VALUE

         SECTION 1. DESIGNATION AND AMOUNT.

         Of the 7,000,000 shares of authorized no par value Preferred Stock, 220,000 shares are hereby designated as a series entitled "6 1/2% Cumulative Convertible Preferred Stock, Series B" (hereinafter called "Series B Preferred Stock"). The number of shares of Series B Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number


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of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

         SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

                  (a) The holders of Series B Preferred Stock, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Series B Preferred Stock, shall be entitled to receive out of any funds legally available for Series B Preferred Stock and when and as declared by the Board of Directors, dividends in cash at the annual rate of 6 1/2% of the liquidation preference of $25.00 per share, payable in accordance with this Section 2.

                  (b) Dividends on Series B Preferred Stock shall be payable, if declared, quarterly on March 1, June 1, September 1, and December 1 of each year, the first quarterly dividend being payable, if declared, on March 1, 1999. The dividends payable for each full quarterly dividend period on each share of Series B Preferred Stock shall be $.40625.

                  Dividends for a dividend period on the Series B Preferred Stock, or for any period shorter or longer than a full dividend period on the Series B Preferred Stock shall be computed on the basis of 30-day months and a 360-day year. The aggregate dividend payable quarterly to each holder of Series B Preferred Stock shall be rounded to the nearest one cent with $.005 being rounded upward. Each dividend shall be payable to the holders of record on such record date, not less than 15 nor more than 30 days preceding the payment date thereof, as shall be fixed from time to time by the Corporation's Board of Directors.

                  (c) Dividends on Series B Preferred Stock shall be cumulative as follows:

                           (i) With respect to shares included in the issue of
                  Series B Preferred Stock and preferred shares issued any time thereafter up to and including the record date for the payment of the first dividend on the issue of Series B Preferred Stock, dividends shall be cumulative from the date of the issue of Series B Preferred Stock; and

                           (ii) With respect to preferred shares issued any time
                  after the aforesaid record date for payment of the first dividend on the issue of Series B Preferred Stock, dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares, except that if such shares are issued during the period commencing the day after the record date for the payment of a dividend on Series B Preferred Stock and ending on the payment date of that dividend, dividends with respect to such shares shall be cumulative from that dividend payment date.

         SECTION 3. REDEMPTION.

                  (a) The Series B Preferred Stock may not be redeemed prior to June 24, 1999. Subject to the provisions of Section 5(b)(iii) of this Part, on and after June 24, 1999, the shares of Series B Preferred Stock may be redeemed, in whole or in part, at the election of the Corporation, upon


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         notice as provided in this Section 3, by resolution of its Board of
         Directors, at any time or from time to time, at a redemption price of $25.00 per share, plus, in each case, an amount equal to all accumulated, accrued, and unpaid dividends through the date fixed for redemption.

                  (b) Notice of every redemption shall be mailed, postage prepaid, to the holders of record of the Series B Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time after notice as provided above has been deposited in the mail, the Corporation may deposit the aggregate redemption price for the Series B Preferred Stock to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company having capital and surplus of not less than $100,000,000 named in such notice and direct that there be paid to the respective holders of the Series B Preferred Stock so to be redeemed amounts equal to the redemption price of the Series B Preferred Stock so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the Corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. In the event less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

                  (c) If the holders of the Series B Preferred Stock which have been called for redemption shall not within six years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

                  (d) Any Series B Preferred Stock which is (a) redeemed by the Corporation pursuant to the provisions of this Section, (b) converted in accordance with Section 4 hereof, or (c) otherwise acquired by the Corporation, shall resume the status of authorized but unissued Series B Preferred Stock.

         SECTION 4. CONVERSION.

         Shares of the Series B Preferred Stock shall be convertible into Common Stock on the following terms and conditions:

                  (a) Subject to and upon compliance with the provisions of this Section, the holder of any shares of Series B Preferred Stock may at such holder's option, at any time or from time to time, convert any such shares into the number of fully paid and non-assessable shares of Common Stock determined by dividing (i) the product of $25.00 and the number of shares of Series B Preferred Stock to be converted by (ii) the conversion price (the "Conversion
Price") in effect on the conversion date. The initial Conversion Price shall be $9.0123, subject to adjustment as set forth in paragraph (d) of this Section 4. If any shares of Series B Preferred Stock shall


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be called for redemption, the right to convert such shares shall terminate and expire at the close of business on the redemption date.

                  (b) No payment or adjustment shall be made by the Corporation to any holder of shares of Series B Preferred Stock surrendered for conversion or redemption in respect of dividends accrued since the last preceding dividend payment date on the shares of Series B Preferred Stock surrendered for conversion; provided, however, that if shares of Series B Preferred Stock shall be converted or redeemed subsequent to any record date with respect to any dividend payment date and prior to the next such succeeding dividend payment date, the dividend falling due on such dividend payment date shall be payable on such dividend payment date notwithstanding such conversion or redemption, and such dividend (whether or not punctually paid or duly provided for) shall be paid to the person in whose name such shares are registered at the close of business on such record date.

                  (c) METHOD OF CONVERSION.

                           (i) The surrender of any shares of Series B Preferred
                  Stock for conversion shall be made by the holder thereof by delivering the certificate or certificates evidencing ownership of such shares with proper endorsement or instruments of transfer to the Corporation at the office or agency to be maintained by the Corporation for that purpose, and such holder shall give written notice to the Corporation at said office or agency that he elects to convert such shares of Series B Preferred Stock in accordance with the provisions thereof and of this Section. Such notice shall also state the number of whole shares of Series B Preferred Stock and the name or names (with addresses) in which the certificate or certificates evidencing ownership of Common Stock which shall be issuable on such conversion shall be issued. In the case of lost or destroyed certificates evidencing ownership of shares of Series B Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction and such indemnity as shall be required by the Corporation.

                           (ii) Subject to the provisions hereof, every such
                  notice of election to convert shall constitute a contract between the holder of such shares of Series B Preferred Stock and the Corporation, whereby such holder shall be deemed to subscribe for the amount of the Common Stock which he will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such shares of Series B Preferred Stock and to release the Corporation from all obligations thereon (subject to the payment of accrued dividends in accordance herewith), and whereby the Corporation shall be deemed to agree that the surrender of such shares of Series B Preferred Stock and the extinguishment of its obligation thereon (except as aforesaid), shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

                           (iii) As soon as practicable after its receipt of
                  such notice and the certificate or certificates evidencing ownership of such shares of Series B Preferred Stock, the Corporation shall issue and shall deliver at said office or agency to the person for whose account such shares of Series B Preferred Stock were so surrendered, or on his or her written order, a certificate or certificates for the number of such shares of common stock into which the Series B Preferred Stock surrendered is to be converted and a check or cash payment (if any) to which such holder is entitled with respect to fractional shares as determined by the Corporation, in accordance with Section 4(e) hereof, at the close of business on the date of conversion.

                           (iv) Such conversion shall be deemed to have been
                  effected on the date on which the Corporation shall have received such notice and the certificate or certificates for such shares of Series B Preferred Stock; and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall become effective for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such surrender occurs.

                  (d) The Conversion Price shall be subject to adjustments from time to time as follows:

                           (i) In case the corporation shall at any time (A)
                  declare a dividend on the Common Stock in shares of its capital stock, (B) subdivide its outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the surviving corporation), the Conversion Price in effect on the record date for such dividend or on the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Series B Preferred Stock converted after such time shall be entitled to receive the aggregate number and kind of shares which, if such Series B Preferred Stock had been converted immediately prior to such time, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (ii) In case the Corporation shall issue rights or
                  warrants to all holders of its Common Stock (which rights or warrants are not available on an equivalent basis to holders of the Series B Preferred Stock on conversion) entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (as defined in subparagraph (iv) of this paragraph (d), at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted (subject to the limitations contained in subparagraph (vii) of this paragraph (d)) by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding on such date of issue plus the number of additional shares of Common Stock to be offered for subscription or purchase pursuant to the rights or warrants and the numerator of which shall be the number of shares of Common Stock outstanding on the date of issue plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered would purchase at such current market price. Such adjustment shall become effective at the close of business on such record date; however, to the extent that Common Stock is not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted (but only with respect to Series B Preferred Stock converted after such expiration) to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually issued.

                           (iii) In case the Corporation shall distribute to all
                  holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the surviving corporation) evidences of its indebtedness or assets (including securities but excluding cash dividends or distributions paid out of retained earnings and dividends payable in Common Stock) or subscription rights or warrants (excluding those referred to in subparagraph (ii) of this paragraph (d), the Conversion Price shall be adjusted (subject to the limitations contained in subparagraph (vii) of this paragraph (d)) by multiplying the Conversion Price in effect immediately prior to the record date for determination of stockholders entitled to receive such distribution by a fraction, the denominator of which shall be the current market price per share of Common Stock (as defined in subparagraph
                  (iv) of this paragraph (d)) on such record date and the numerator of which shall be such current market price per share of Common Stock, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets or subscription rights or warrants so to be distributed which are applicable to one share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

                           (iv) For the purpose of any computation under
                  subparagraphs (ii) and (iii) of this paragraph (d), the current market price per share of Common Stock on any record date shall be deemed to be the average of the daily closing prices for the five consecutive business days selected by the Board of Directors commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For this purpose, the term "'ex' date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market without the right to receive such issuance or distribution. The closing price for each date shall be the reported last sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices on the Nasdaq National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose.

                           (v) In the case of any consolidation of the
                  Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation, each holder of a share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Corporation into which such shares of Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Corporation is not an entity with which the Corporation consolidated or into which the corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of a constituent entity, and assuming such holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable be upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (v) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of shares of Series B Preferred Stock, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers. The Corporation shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of each share of Series B Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive under this Section 4(d).

                           (vi) The corporation may make such adjustments in the
                  Conversion Price, in addition to those required by subparagraphs (i) through (v) of this Section 4(d), as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                           (vii) No adjustment in the Conversion Price will be
                  made for the issuance of shares of capital stock to employees pursuant to the Corporation or any of its subsidiaries' stock option, stock ownership or other benefit plans. No adjustment will be required to be made in the Conversion Price until cumulative adjustments require an adjustment of at least 1% of such Conversion Price.

         (e) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series B Preferred Stock, but the holder thereof will receive in cash an amount equal to the value of such fractional share of Common Stock based on the current market price (as defined in subparagraph (iv) of Section 4(d)). If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered.

                           (f) The Corporation shall pay any tax in respect of
                  the issue of stock certificates on conversion of shares of Series B Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance hereof shall have paid the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                           (g) The Corporation shall at all times reserve and
                  keep available out of its authorized and unissued Common Stock or have available in its treasury the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Series B Preferred Stock.

                           (h) In the event:

                                    (i) the Corporation shall declare a dividend
                           (or any other distribution) on its Common Stock (other than a cash dividend payable out of retained earnings); or

                                    (ii) the Corporation shall authorize the
                           issuance to holders of its Common Stock of rights or warrants to subscribe for or purchase Common Stock; or

                                    (iii) of a reclassification of the Common
                           Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or of any consolidation or merger to which the Corporation is a party or of the sale or transfer of all or substantially all of the assets of the Corporation and for which approval of any stockholders of the Corporation is required; or

                                    (iv) of the voluntary or involuntary
                           dissolution, liquidation or winding up of the
                           Corporation:

         then, and in each event, the Corporation shall cause to be mailed to each holder of Series B Preferred Stock, at his address as the same shall appear on the books of the Corporation, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, (A) the record date for the purpose of such dividend, distribution, rights or warrants, and the nature and amount of such dividend, distribution, rights or warrants; or (B) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                  (h) For the purposes of Section 4, "Common Stock" shall mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount of percentage, including, without limitation, the Common Stock. In case by reason of the operation of Section 4 the shares of Series B Preferred Stock shall be convertible into any other shares of stock or other securities or property of the Corporation or of any other corporation, any reference herein to the conversion of shares of Series B Preferred Stock shall be deemed to refer to and include the conversion of shares of Series B Preferred Stock into such other shares of stock or other securities or property.

         SECTION 5. VOTING RIGHTS.

                  (a) Except as expressly provided in this Section, or as otherwise from time to time required by applicable law, the Series B Preferred Stock shall have no voting rights.

                           (i) If, and so often as, the Corporation shall be in
                  default in the payment of the equivalent of the full dividends on the Series B Preferred Stock, whether or not earned or declared, for six dividend payment periods (whether or not consecutive), which in the aggregate contain at least 540 days, the holders of the Series B Preferred Stock, voting separately as a class, shall be entitled to elect, as herein provided, two additional members of the Board of Directors of the Corporation; provided however, that the holders of the Series B Preferred Stock shall not have or exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than one-third of the outstanding Series B Preferred Stock then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Series B Preferred Stock shall have been paid, whereupon the holders of the Series B Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this paragraph.

                           (ii) In the event of default entitling the holders of
                  Series B Preferred Stock to elect two additional directors as specified in paragraph (i) of this Section, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 25% of the shares of the Series B Preferred Stock, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 90 days after the date of receipt of the foregoing written request from the holders of the Series B Preferred Stock. At any meeting at which the holders of the Series B Preferred Stock shall be entitled to elect directors, the holders of one-third of the shares of the Series B Preferred Stock, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a plurality of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Series B Preferred Stock are entitled to elect as herein provided. Notwithstanding any provision of these Amended and Restated Articles of Incorporation or the Amended and Restated Code of Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of directors of the Corporation, the two directors who may be elected by the holders of the Series B Preferred Stock pursuant to this Section shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Section. Nothing in this Section shall prevent any change otherwise permitted in the total number of directors of the Corporation or require the resignation of any director elected otherwise than pursuant to this Section. Notwithstanding any classification of the other directors of the Corporation, the two directors elected by the holders of the Series B Preferred Stock shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders, subject to subsection (a) (iii) hereof.

                           (iii) Immediately upon any divesting of the special
                  class voting rights of the holders of the Series B Preferred Stock in respect of elections of directors as provided in this Section, the terms of office of all directors then in office elected by such holders shall terminate. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders voting as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

                  (b) The affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock then outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for such purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Series B Preferred Stock are concerned, such action may be effected with such vote or consent):

                           (i) Any amendment, alteration or repeal, whether by
                  merger, consolidation or otherwise, of any of the provisions of the Amended and Restated Articles of Incorporation or of the Amended and Restated Code of Regulations of the Corporation which affects materially and adversely the preferences or voting or other rights of the holders of the Series B Preferred Stock; provided, however, neither the amendment of the Articles of Incorporation so as to authorize, create or change the authorized or outstanding number of Series B Preferred Stock or of any shares ranking on a parity with or junior to the Series B Preferred Stock, nor the amendment of the provisions of the Code of Regulations so as to change the number of directors of the Corporation, shall be deemed to materially and adversely affect the preferences or voting or other rights of the holders of Series B Preferred Stock;

                           (ii) The authorization, creation or the increase in
                  the authorized number of any shares, or any security convertible into shares, in either case ranking senior to the Series B Preferred Stock; or

                           (iii) The purchase or redemption (for sinking fund
                  purposes or otherwise) of less than all of the shares of the Series B Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Series B Preferred Stock, unless all dividends on all Series B Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart. Notwithstanding anything to the contrary herein, an amendment which increases the number of authorized shares of any class or series of Preferred Stock or the creation or issuance of other classes or series of Preferred Stock, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up, or substitutes the surviving entity in a merger or consolidation for the Corporation, shall not be considered to be such an adverse change.

         SECTION 6. DEFINITIONS.

         For the purposes of this Part D Section 6:

                  (a) Whenever reference is made to shares "ranking prior (or senior) to the Series B Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over the rights of the holders of Series B Preferred Stock;

                  (b) Whenever reference is made to shares "on a parity with the Series B Preferred Shares", such reference shall mean and include all other shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Series B Preferred Stock; and

                  (c) Whenever reference is made to shares "ranking junior to the Series B Preferred Stock," such reference shall mean and include all shares of the Corporation other than those defined under Subsections (a) and (b) of this Section.

         SECTION 7. LIQUIDATION RIGHTS: PRIORITY. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the Series B Preferred Stock, $25.00, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation.

         In the event the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Series B Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding shares of Series B Preferred Stock in proportion to the full preferential amount to which each such share is entitled. After payment to the holders of Series B Preferred Stock of the full preferential amounts as aforesaid, the holders of Series B Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

         No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the Series B Preferred Stock in respect of the distribution of assets, unless there shall likewise be paid at the same time to the holders of the Series B Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.


         FIFTH: The authority of this Corporation, its shareholders and directors, is subject to the following:

                  (a) No holder of shares of this Corporation, regardless of class, shall be entitled as a matter of right to exercise any preemptive rights, to subscribe for or to purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for securities which are convertible into or exchangeable for shares of the Corporation, regardless of class, or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of the Corporation, regardless of class, except such rights to subscribe for or purchase, at such prices and according to such terms and conditions as the Board of Directors may, from time to time, approve and authorize in its sole discretion.

                  (b) The Corporation may purchase its shares, regardless of class, from time to time, and upon such terms and conditions as the Board of Directors shall determine; provided, however, that the Corporation shall not purchase any of its shares if, after such purchase, its assets would be less than its liabilities plus stated capital and unless the Corporation first complies with Section 225.6 of Regulation Y, 12 C.F.R. 225.6, as promulgated and amended, from time to time, by the Board of Governors of the Federal Reserve System, to the extent that such regulation may be applicable to the purchase.

                  (c) No shareholder shall have the right to vote cumulatively in the election of directors.

         SIXTH: The Corporation may indemnify any director or officer, any former director or officer of the Corporation and any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law, as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by such law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.

         SEVENTH:

                  (a) Except as otherwise expressly provided in this Article SEVENTH, any Business Combination (as hereinafter defined) with an Interested Party (as hereinafter defined) or any

         Affiliate (as hereinafter defined) thereof shall require the affirmative vote of at least eighty percent (80%) of the outstanding shares of each class of capital stock of the Corporation issued and outstanding and entitled to vote as a class and a majority of each class of those shares of capital stock of the Corporation issued and outstanding and entitled to vote as a class other than those shares beneficially owned by an Interested Party and any Affiliate thereof. For the purpose of this Article SEVENTH, an "Interested Party" is defined as a corporation, person or entity that, together with all Affiliates thereof, is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the shares of any class of capital stock of the Corporation issued and outstanding and entitled to vote.

                  (b) The provisions of this Article SEVENTH set forth in paragraph (a) hereof shall not apply to any Business Combination:

                  (i) with an Interested Party if the Board of Directors of the Corporation shall have approved, by resolution, a memorandum of understanding or agreement with such Interested Party, a transaction substantially consistent with such Business Combination prior to or simultaneously at the time such Interested Party, together with all Affiliates thereof, became the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of the outstanding shares of capital stock of the Corporation; or

                  (ii) (a) which has been approved at any time before consummation thereof by a two-thirds (2/3) vote of the total membership of the Board of Directors of the Corporation and a majority of the Continuing Directors (as hereinafter defined) of the Corporation at the time of said vote; and

                  (b) which provides for a price to be paid in cash for the shares of capital stock of the Corporation in an amount not less than the highest price, including commissions, previously paid by such Interested Party for any of the shares of the Corporation's capital stock of that class.

                  (c) For the purposes of this Article SEVENTH: (i) an Interested Party shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation if such Interested Party would be deemed the beneficial owner of such shares under the General Rules and Regulations of the Securities Exchange Act of 1934 as presently in effect, and (ii) the term "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of such Rules and Regulations as presently in effect.

                  (d) A majority of the Continuing Directors shall determine for the purposes of this Article SEVENTH, on the basis of information then known to it, whether (i) any Interested Party beneficially owns, together with its Affiliates, directly or indirectly, ten percent (10%) or more of a class of the outstanding shares of capital stock of the Corporation entitled to vote as a class, (ii) any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation, (iii) the memorandum of understanding or agreement referred to above is substantially consistent with the transaction to which it relates, and
         (iv) if an Interested Party purchases capital stock for consideration other than cash, the "price" paid by the Interested Party for such capital stock. A corporation, person or other entity purchasing shares of capital stock of any class directly from the Corporation shall not be deemed an Interested Person by reason of such purchase if such determination is not made later than simultaneously with



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         such purchase. Any such determination by the Continuing Directors shall be conclusive and binding for all purposes of this Article SEVENTH.

                  (e) A Business Combination, for the purposes of this Article SEVENTH, shall mean:

                  (i) any merger or consolidation of the Corporation, or a subsidiary of the Corporation, into or with any other person, corporation or entity; or

                  (ii) any sale, lease, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or entity; or

                  (iii) any reclassification of securities (including a reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any corporation, person or other entity; or

                  (iv) the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary to any corporation, person or entity of a number or amount of securities equal to five percent (5%) or more of the then outstanding number or amount of any class of the Corporation's securities to a corporation, person or other entity; or

                  (v) the adoption of any plan as proposed for liquidation or dissolution of the Corporation proposed by or on behalf of any corporation, person or entity.

                  (f) For the purposes of this Article SEVENTH, the term Continuing Directors shall mean those members of the Board of Directors of the Corporation (i) elected by the shareholders, or otherwise appointed, prior to the time when the Interested Party and any Affiliate acquired four percent (4%) of the shares of a class of the capital stock of the Corporation issued and outstanding and entitled to vote or (ii) a person recommended to succeed a Continuing Director by a majority of the Continuing Directors.

                  (g) This Article SEVENTH may not be amended or repealed except by the affirmative vote of the holders of at least eighty percent (80%) of the shares of each class of capital stock of the Corporation issued and outstanding and entitled to vote as a class, and a majority of those shares of each class of capital stock of the Corporation issued and outstanding and entitled to vote as a class other than those shares beneficially owned by an Interested Party and any Affiliate thereof; provided, however, that the only vote required for amendment or repeal shall be the affirmative vote of the holders of two-thirds (2/3) of such issued and outstanding shares if the Board of Directors of the Corporation proposes the amendment or repeal by resolution approved by seventy-five percent (75%) of the total membership of the Board of Directors and a majority of the Continuing Directors.

         EIGHTH: These Amended and Restated Articles of Incorporation shall supercede the existing articles of incorporation and amendments thereto.


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